UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2005

MarkWest Hydrocarbon, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 29, 2005, MarkWest Hydrocarbon, Inc. (the “Company”) received Waiver Letters with respect to the Senior Credit Facility, dated as of October 25, 2004, by and among the Company, as Borrower, the Lenders referred to therein and the other parties thereto.  The Waiver Letters waive any breach related to the Company’s inability to deliver audited financials of the Company and the accompanying opinion of the Company’s independent certified public accountants by the 90th day after the fiscal year end for a period of ninety-one days, until June 30, 2005.

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 4, 2005, MarkWest Hydrocarbon, Inc. received an extension, to May 31, 2005, from the American Stock Exchange (“AMEX”) for the Company to regain compliance with the exchange requirements by filing its 2004 Annual Report on Form 10-K.  The Company had previously received a warning letter from AMEX, dated April 20, 2005, advising the Company that it was not in compliance with the AMEX requirements as set forth in Section 1101 of the AMEX Company Guide for failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for year ended December 31, 2004 by the prescribed filing deadline.

The Company is devoting substantial resources and working with its outside auditors to complete and file the Annual Report on Form 10-K, as soon as reasonably possible and to restore its compliance with the AMEX requirements.

A copy of the press release is filed as Exhibit 99.1 to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Waiver Letters.
99.1	Press Release Dated May 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Hydrocarbon, Inc., as registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

MarkWest Hydrocarbon, Inc.
(Registrant)

Date: May 5, 2005	By:	/s/ James G. Ivey
	Name:	James G. Ivey
	Title:	Chief Financial Officer

Exhibit Index

10.1	Waiver letters.
99.1	Press Release Dated May 4, 2005.